      As filed with the Securities and Exchange Commission on May 11, 2007

                                                   Registration No. 333-
                                                                        --------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                             SIMULATIONS PLUS, INC.
    (Exact name of Registrant as specified in its charter) [GRAPHIC OMITTED]

                             ----------------------

          CALIFORNIA                   42505 TENTH STREET WEST              95-4595609
                                   LANCASTER, CALIFORNIA 93534-7059
(State or other jurisdiction of    (Address of principal executive       (I.R.S. Employer
incorporation or organization)          offices and zip code)         Identification Number)

                             ----------------------

                  SIMULATIONS PLUS, INC. 1996 STOCK OPTION PLAN
                  SIMULATIONS PLUS, INC. 2007 STOCK OPTION PLAN
                            (Full title of the plan)

                             ----------------------
                                WALTER S. WOLTOSZ
                             CHIEF EXECUTIVE OFFICER
                             SIMULATIONS PLUS, INC.
                             42505 10TH STREET WEST
                        LANCASTER, CALIFORNIA 93534-7059
                                 (661) 723-7723
(Name, address, and telephone number, including area code, of agent for service)

                                    COPY TO:
                            DENNIS J. DOUCETTE, ESQ.
                      LUCE, FORWARD, HAMILTON & SCRIPPS LLP
                         11988 EL CAMINO REAL, SUITE 200
                           SAN DIEGO, CALIFORNIA 92130
                                 (858) 720-6300

                             ----------------------
                         CALCULATION OF REGISTRATION FEE

                                         Maximum Amount         Proposed Maximum         Proposed Maximum        Amount of
     Title of Securities to be               to be             Offering Price Per       Aggregate Offering      Registration
            Registered                   Registered (1)            Share (2)                  Price                 Fee

Common stock issuable under the
   Simulations Plus, Inc. 1996
   Stock Option Plan (par value
   $0.001 per share)                   105,000 shares (3)                 $12.01                 $1,261,050          $38.71

Common stock issuable under the
   Simulations Plus, Inc. 2007
   Stock Option Plan (par value
   $0.001 per share)                   500,000 shares (4)                 $12.01                 $6,005,000         $184.35

Total                                  605,000 shares                     $12.01                 $7,266,050         $223.06

(1) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Simulations Plus, Inc. 1996 Stock Option Plan and the Simulations Plus, Inc. 2007 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are derived from the average of the high and low prices of Registrant's Common Stock on May 8, 2007, as reported on the AMEX.
(3) Represents common stock that may be issued pursuant to awards granted under the Simulations Plus, Inc. 1996 Stock Option Plan.
(4) Represents common stock that may be issued pursuant to awards granted under the Simulations Plus, Inc. 2007 Stock Option Plan.

                             SIMULATIONS PLUS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Simulations Plus, Inc. (the "Company") relating to 605,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), issuable to employees of the Company under the 1996 Stock Option Plan and the 2007 Stock Option Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

I.       ITEM PLAN INFORMATION.*

II.      ITEM REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act"), and the Note to Part I of Form S-8.


                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ----------------------------------------

         The registrant incorporates by reference in this Registration Statement the following documents and information filed by the Company with the Securities and Exchange Commission (the "SEC"):

         (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2006, filed with the SEC on November 22, 2006;

         (2) The Company's Quarterly Reports on Form 10-QSB, filed with the SEC on January 16, 2007 and April 10, 2007;

         (3) The Company's Current Report on Form 8-K, filed with the SEC on January 17, 2007;

         (4) The Company's Current Report on Form 8-K, filed with the SEC on February 26, 2007;

         (5) The Company's Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 19, 2007;

         (6) All other filings made by the Company with the SEC pursuant to
Section 13(a) or 15(d) of the Exchange Act since August 31, 2006; and

         (7) The description of the Company's common stock contained in the Company's Registration Statements filed under the Exchange Act, including any amendments or reports filed for the purposes of updating such descriptions.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         --------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         ---------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         ------------------------------------------

         Our Articles of Incorporation and Bylaws generally provides for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of California. California law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

         A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. The corporation, unless ordered by a court or advanced pursuant to this section, must make any indemnification under this section, only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         Further, we may enter into agreements of indemnification with our directors to provide for indemnification to the fullest extent permitted under California law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         ------------------------------------
         Not applicable.

ITEM 8.  EXHIBITS.
         ---------

         The exhibits to this Registration Statement are listed in the Exhibit Index commencing at page EX-1 hereof.

ITEM 9.  UNDERTAKINGS.
         -------------

The undersigned registrant hereby undertakes:

         1. (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) to include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) to include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, State of California, on this 10th day of May, 2007.


                                SIMULATIONS PLUS, INC.

                                By:  /s/ Walter S. Woltosz
                                     -------------------------------------------

                                     Walter S. Woltosz, Chairman of the Board of
                                        Directors and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter S. Woltosz and Momoko A. Beran, jointly and severally, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
-------------------------------------------------  --------------------------------------   ------------

/s/ WALTER S. WOLTOSZ                              Chairman of the Board of Directors and   May 10, 2007
-------------------------------------------------  Chief Executive Officer
Walter S. Woltosz                                  (Principal Executive Officer)

/s/ VIRGINIA E. WOLTOSZ                            Director                                 May 10, 2007
-------------------------------------------------
Virginia E. Woltosz

/s/ DAVID Z. D'ARGENIO                             Director                                 May 10, 2007
-------------------------------------------------
Dr. David Z. D'Argenio

/s/ RICHARD WEISS                                  Director                                 May 10, 2007
-------------------------------------------------
Dr. Richard Weiss

/s/ MOMOKO A. BERAN                                Chief Financial Officer (Principal       May 10, 2007
-------------------------------------------------  Financial Officer and Principal
Momoko A. Beran                                    Accounting Officer)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                        Under The Securities Act of 1933



                                    EXHIBITS


                             SIMULATIONS PLUS, INC.
             (Exact name of registrant as specified in its charter)


                                  EXHIBIT INDEX

         The following exhibits are included as part of this registration statement. References to the "Company" in this Exhibit Index mean Simulations Plus, Inc., a California corporation.

5.1      Opinion of Luce, Forward, Hamilton & Scripps LLP.

23.1 Consent of Rose, Snyder & Jacobs, CPAs, independent registered public accounting firm.

23.2 Consent of Luce, Forward, Hamilton & Scripps LLP incorporated by reference to Exhibit 5.1 to this Registration Statement on Form S-8.

24.1 Power of Attorney, incorporated by reference to the Signature Page of this Registration Statement on Form S-8.

99.1 Simulations Plus, Inc. 1996 Stock Option Plan, incorporated by reference to the Company's Registration Statement on Form SB-2 (Registration Statement No. 333-6680), as filed on March 27, 1997 and the amendments thereto.

99.2 Simulations Plus, Inc. 2007 Stock Option Plan, incorporated by reference to Appendix 3 of the Company's Definitive Proxy Statement on
         Schedule 14A, filed with the SEC on January 19, 2007.